Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Avnet, Inc.:
We consent to the incorporation by reference in the registration statements Nos. 333-155971 and 333-107474 on Form S-3 and Nos. 33-43855, 33-64765, 333-17271, 333-45735, 333-55806, 333-00129, 333-45267, 333-101039, 333-112057, 333-112062, 333-112063, and 333-140903 on Form S-8 of Avnet, Inc. of our report dated August 24, 2009, with respect to the consolidated balance sheets of Avnet, Inc. and subsidiaries as of June 27, 2009 and June 28, 2008 and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 27, 2009, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 27, 2009, which report appears in the June 27, 2009 annual report on Form 10-K of Avnet, Inc.
As discussed in note 9 to the consolidated financial statements, on July 1, 2007, Avnet, Inc. adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.
/s/ KPMG LLP
Phoenix, Arizona
August 24, 2009